EXHIBIT 10.12
August 1, 2005


Orchestra Finance L.L.P.
No. 7 Inverness Gardens
London W8 4RN
England

Attention:  Mr. Imre Eszenyi, Managing Partner

Gentlemen:

This letter agreement ("Letter Agreement"), dated as of August 1, 2005, is between Chartwell International, Inc. ("Chartwell"), a Nevada corporation, and Orchestra Finance L.L.P., a company organized under the laws of the United Kingdom (the "Advisor"). Advisor agrees to provide mergers and acquisition advice and potential acquisition targets to Chartwell, beginning with E-Rail Logistics, Inc. and its affiliates ("Initial Acquisition"). The Advisor, for purposes of U.S. law, is a foreign entity domiciled outside the U.S., does not conduct any securities business in the U.S., and is not licensed as a broker-dealer in the U.S., however, the Advisor is authorized and regulated by the Financial Services Authority in the United Kingdom.

1. Compensation. Subject to the terms set forth in this Letter Agreement and approval by the Board of Directors of Chartwell, it is agreed that with respect to the Initial Acquisition, Chartwell will issue to Advisor 155,000 shares of its common stock (the "Fee");

     Chartwell shall only be obligated to pay a Fee to Advisor upon consummation of the Initial Acquisition. Chartwell shall have no obligation to enter into the Initial Acquisition.

2. Representations and Covenants. Advisor represents and covenants that:

(a) The actions of Advisor with respect to the Initial Acquisition as set forth herein, the payments to Advisor of a Fee for providing advice and introductions, and the receipt of such Fee by Advisor, will not violate any law and do not require the holding of any license that is not presently held by Advisor; and

(b) Orchestra Finance L.L.P. is duly organized, validly existing and in good standing under the laws of the United Kingdom. The Advisor has all requisite capacity and authority to execute this Letter Agreement and to discharge its duties hereunder and has taken all necessary action to authorize such execution, delivery and performance, and obligations under the Letter Agreement, and upon execution, constitutes enforceable obligations against it.

3. Confidentiality. Advisor and Chartwell mutually agree to keep confidential any information they exchange directly or indirectly with respect to this Letter Agreement or any transaction, including but not limited to documentation related to the Initial Acquisition.




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4. Notices and Wiring Instructions. Any notice or communication required to be given by either party hereunder shall be in writing and shall be hand delivered or sent by certified or registered mail, return receipt requested, to the party receiving such communication at the address specified below or such other address as the relevant party may specify to the other party in the future:

If to Advisor:

Orchestra Finance L.L.P.
No. 7 Inverness Gardens
London W8 4RN, U.K.
Wiring Instruction:
Account No.: 3108450892
ABA No.: 266086554
Citibank F.S.B.

If to Chartwell:

Bartel Eng & Schroder
1331 Garden Hwy., Suite 300
Sacramento, CA 95833
Attention: David Adams, Secretary
With a required copy to:
Mark C Lee, Counsel
at the same address.


5. Independent Obligations. Nothing in this Letter Agreement shall be deemed to constitute the parties hereto partners, joint-ventures, employer-employee or principal-agent.

6. Termination. Subject to the terms of this Section, this Letter Agreement shall be terminated on December 31, 2005. Upon termination of this Letter Agreement, Chartwell shall have no liability or continuing obligation to Advisor, except for any portion of the Fee due and not paid to Advisor with respect to the Initial Acquisition consummated prior to the termination of this Letter Agreement.

7. Governing Law. The terms of this Letter Agreement constitute the entire agreement of the parties hereto and shall be governed by and construed in accordance with the laws of the State of Nevada without reference to the conflict of laws provisions thereof.

Chartwell and Advisor hereby acknowledge their agreement to the terms of this Letter Agreement as of the date above be executing below. This Letter Agreement may be executed in counterparts, each of which will be deemed an original.

Chartwell International, Inc.


By:/s/ David Adams
------------------
Name:  David Adams
Title:  Secretary


ORCHESTRA FINANCE L.L.P.


By:/s/ Imre Eszenyi
------------------------
Name: Imre Eszenyi
Title:  Managing Partner